UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MOMENTIVE GLOBAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following communications are being filed in connection with the proposed acquisition of Momentive Global Inc. (“Momentive”) by an investor consortium led by Symphony Technology Group (“STG”):

SLACK TO EMPLOYEES

From

Hi team – yesterday, we filed our definitive proxy statement announcing the date of our special shareholder meeting to approve the transaction. Our special shareholder meeting will be held via live webcast on May 31, 2023 at 9:00 am.

For more information on how to attend the meeting and vote your shares, please refer to our FAQ page.

Read Additional Important Information and Legal Disclaimers here.

UPDATE TO MOMENTIVE/STG FAQ PAGE April 28

What are the latest updates?

•	As you know, STG’s acquisition of Momentive is subject to the approval of our shareholders and certain regulatory approvals.

•	We filed our definitive proxy statement on April 27, 2023, announcing the date of our special shareholder meeting to approve the transaction.

o	Our special shareholder meeting will be held via live webcast on May 31, 2023 at 9:00 am Pacific Time via the following link: www.virtualshareholdermeeting.com/MNTV2023SM

•	The waiting period for our antitrust filing under the Hart-Scott Rodino Act has expired.

•
As we continue to work through the requirements to get to closing, a small team of people from Momentive is meeting with the STG team to plan a smooth transition and a great employee experience on Day 1, with minimal disruption to any of our teams as we work toward our existing plans and goals. Until the transaction closes, it is business as usual for Momentive.

•	We still anticipate closing in the second or third quarter of 2023 and will keep you posted as we continue to work our way towards closing.

When and where is the special meeting?

•	The Momentive special meeting of the stockholders to approve the proposed STG transaction will be held via live webcast on May 31, 2023 at 9:00 am Pacific Time.

•	The special meeting will be held via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/MNTV2023SM.

Can I attend the special stockholder meeting?

•
In order to attend and vote at the special meeting, you must have owned shares in Momentive as of April 12, 2023. If you owned shares as of such date, you will be able to attend and vote at the special meeting at www.virtualshareholdermeeting.com/MNTV2023SM on May 31, 2023 at 9:00 am Pacific Time.

•	If you hold your shares “of record,” you may attend the special meeting and vote your shares at the special meeting using the control number on your proxy card.

•	If you only hold unexercised or unvested Momentive equity awards, you may not vote at the special meeting.

•	If you only hold your shares through a bank, broker, or other nominee in “street name,” you may vote your shares at the special meeting by following the instructions provided by your bank or broker.

•
You can find additional information on how to attend the stockholder meeting and vote your shares in our proxy statement filed here. Even if you plan to attend the special meeting, you are strongly encouraged to vote your shares of Momentive common stock by proxy over the internet or telephone using the instructions included with the proxy card delivered to you.

How do I vote on this transaction?

•
To ensure your vote is counted, whether or not you plan on attending the special stockholder meeting, please vote by proxy over the internet or telephone using the instructions included with the proxy card delivered to you, or if you hold your Momentive shares through a bank or broker in “street name,” by following the instructions provided by your bank or broker.

•
If you held shares in Momentive as of April 12, 2023 as a result of the vesting or exercise of Momentive equity awards (and have not moved your shares to a different bank or broker), you should have received an email from E*TRADE to the email address attached to your account with information related to the special meeting and instructions on how to vote your shares.

o
The email will include your control number, which you need to vote your shares and/or attend the special stockholder meeting. The E*TRADE email will come from ID@Proxyvote.com. If you have not yet received the email, you can expect to receive it in the next few days. Don’t forget to check your spam folder!

•
You can find additional information on how to attend the stockholder meeting and vote your shares in our proxy statement filed here. Even if you plan to attend the special meeting, you are strongly encouraged to vote your shares of Momentive common stock by proxy over the internet or telephone using the instructions included with the proxy card delivered to you.

•	If you have any questions or need assistance voting your shares, please contact Innisfree M&A Incorporated, Momentive’s proxy solicitor, by calling toll-free at (877) 750-8240.

I can’t find the broker instructions. How can I Vote?

•
Please double-check your spam or junk folders for an email from ID@proxyvote.com. If you are unable to locate the email from your broker with your control number and instructions on how to vote your shares, you can vote by phone by calling Innisfree, our proxy solicitor, at (877) 750-8240.

•	Please remember that if you are calling from outside the U.S or Canada , you will need to:

o	dial international access (in most of Europe “00” or “+” from a mobile phone; in Australia “0011”)

o	then 1 (the U.S. country code) and

o	then the 10 digit number for Innisfree.

•	Innisfree can also help answer any questions you might have about the voting process.

•	If you are not sure what email address your employee E*TRADE account is connected to, then you can:

o	> log in to E*Trade

o	> click on the “person” icon in the upper right of the page (next to the search box)

o	> click Personal Information and review your Email Address (you may also edit the email address)

I got a call from a company called Innisfree about the merger. How did they get my information?

•
Innisfree is our proxy solicitor, and they are reaching out to stockholders who have not yet voted.  Innisfree received your name and contact information from the broker where your Momentive shares are held (e.g., E*TRADE). Innisfree can only use stockholder contact information to help encourage voting at this special meeting.

Should I vote?

•
Yes! If you held stock in Momentive on April 12, 2023, you are eligible to vote, and we encourage you to vote. Your vote is very important, regardless of the number of Momentive shares you own. Not voting has the same effect as if you voted against the deal. Our Board of Directors has unanimously determined that the transaction is in the best interests of the stockholders and recommended that Momentive stockholders vote “FOR” the transaction.

What happens to the Employee Stock Purchase Program (ESPP)?

•
The May purchase under the ESPP will continue as scheduled, and it will be the final purchase made under the ESPP prior to the closing of the transaction. There will be no new offering periods under the ESPP after the closing of the transaction.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Momentive’s Board of Directors in approving the Transaction; and expectations for Momentive following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Momentive’s assumptions prove incorrect, Momentive’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Momentive’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction, including in circumstances requiring Momentive to pay a termination fee; (iii) uncertainties as to the timing of the consummation of the Transaction and the ability of each party to consummate the Transaction; (iv) the nature, cost and outcome of any legal proceeding that may be instituted against Momentive and others relating to the Transaction; (v) economic, market, financial, business or geopolitical conditions (including resulting from disruptions to the banking sector, inflationary pressures, rising interest rates, supply chain disruptions, the COVID-19 pandemic, civil unrest or military conflict) or competition, or changes in such conditions, negatively affecting Momentive’s markets, customers, business, operations and financial performance; (vi) the effect of the announcement or pendency of the Transaction on our business relationships, customers, operating results and business generally, including risks related to the diversion of the attention of Momentive management or employees during the pendency of the Transaction; (vii) the amount of the costs, fees, expenses and charges related to the merger agreement or the Transaction; (viii) the risk that our stock price may fluctuate during the pendency of the Transaction and may decline significantly if the Transaction is not completed; (ix) possible disruption related to the Transaction to Momentive’s current plans and operations, including through the loss of customers and employees; and (x) other risks and uncertainties detailed in the periodic reports that Momentive files with the SEC, including Momentive’s Annual Report on Form 10-K filed with the SEC on February 17, 2023, and subsequent filings which may be obtained at Momentive’s investor relations website at investor.momentive.ai. All forward-looking statements in this communication are based on information available to Momentive as of the date of this communication, and Momentive does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.